Exhibit 99.1

SPAR Group, Inc. Announces 2010 Third Quarter Financial Results Conference Call

TARRYTOWN, NY -- (MARKET WIRE) -- 11/12/10 -- SPAR Group, Inc. (NASDAQ: SGRP) (the "Company" or "SGRP"), a leading supplier of retail merchandising and other marketing services throughout the United States and internationally, today announced that Gary Raymond, President and Chief Executive Officer, and Jim Segreto, Chief Financial Officer, will host a conference call on Tuesday November 16, 2010, at 11:30 a.m. Eastern Time. During the call management will discuss the company's 2010 record third quarter and nine months financial results.
Conference Call Details:

Date: Tuesday, November 16, 2010
Time: 11:30 a.m. ET
Dial In-Number: 1-888-549-7704
International Dial-In Number: 1-480-629-9857
Webcast Information: http://viavid.net/dce.aspx?sid=00007DD6

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 11:30 a.m. call. A telephonic replay of the conference call may be accessed approximately two hours after the call through November 23, 2010, by dialing 1-877-870-5176 or 1-858-384-5517 for international callers and entering the replay access code 4384539.

There will also be a simultaneous audio feed webcast and archived recording of the conference call available at http://www.sparinc.com under the "Investor Relations" menu section and "News Releases" sub-menu of the website or you may use the link audio feed and archived recording of the conference call available at http://viavid.net/dce.aspx?sid=00007DD6.

About SPAR Group

SPAR Group, Inc. is a diversified international merchandising and marketing services company that provides a broad array of services worldwide to help companies improve their sales, operating efficiency and profits at retail locations. SPAR Group provides product services, project services, in-store events, radio frequency identification ("RFID"), technology services and marketing research covering all product and trade classifications, including mass market, drug store, convenience store and grocery chains. Product services include product additions; placement, reordering, replenishment, labeling, evaluation and deletions, and project services include seasonal and special product promotions, product recalls and complete setups of departments and stores. The company operates throughout the United States and internationally in 9 of the most populated countries, including China and India. For more information, visit the SPAR Group's Web site at  http://www.sparinc.com/.
For more information:

Company Contact:
 James R. Segreto
 SPAR Group, Inc.
 (914) 332-4100

Investor Contact:
 Alan Sheinwald/Mark A. McPartland
 Alliance Advisors, LLC
 (914) 669-0222
Email Contact
Email Contact
Source: SPAR Group, Inc.